UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2005
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 2000
Houston, Texas	77002-5215
(Address of principal executive offices)	(Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 8, 2005, The Houston Exploration Company (the “Company”) issued a press release announcing a strategic restructure which includes plans to sell its Gulf of Mexico assets, implement a stock repurchase program and increase the borrowing capacity under its revolving bank credit facility. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.
Following the issuance of the press release and the filing of this Current Report on Form 8-K, the Company will hold a conference call on Tuesday, November 8, 2005, at 10:00 A.M. Central Time, which is open to the public, to discuss these events. To access the call, dial (800) 230-1096 prior to start and provide the confirmation code 802781. The conference call will also be webcast. To access the webcast, log on to the Company’s web site at http://www.houstonexploration.com and follow the webcast links. A replay of the call will be available for one week on the Company’s website beginning at 1:30 P.M. Central Time on November 8, 2005. To replay the call, dial (800) 475-6701 and provide the confirmation code 802781.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits

99.1	Press release issued by Houston Exploration on November 8, 2005 announcing a strategic restructure which includes plans to sell its Gulf of Mexico assets, implement a stock repurchase program and increase its revolving bank credit facility.
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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2005	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number		Description

99.1	—	Press release issued by Houston Exploration on November 8, 2005 announcing a strategic restructure which includes plans to sell its Gulf of Mexico assets, implement a stock repurchase program and increase its revolving bank credit facility.